Exhibit 99

CERTIFICATION OF CHIEF FINANCIAL OFFICER

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), the undersigned, Mark Viner, Chief Financial Officer of Dreams, Inc. (the “Company”) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the “Report”).

            The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

            IN WITNESS WHEREOF, the undersigned has executed this certification as of the 13th day of August, 2002.

DREAMS, INC.

Name: Mark Viner Title: Chief Financial Officer

Exhibit 99

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), the undersigned, Ross Tannenbaum, Chief Executive Officer of Dreams, Inc. (the “Company”) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the “Report”).

            The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

            IN WITNESS WHEREOF, the undersigned has executed this certification as of the 13th day of August, 2002.

DREAMS, INC.

Name: Ross Tannenbaum Title: Chief Executive Officer